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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE

FOR MORE INFORMATION, CONTACT:  Steven O. Cordier
                                414/347-3868

            UNIVERSAL FOODS CORPORATION ANNOUNCES FISCAL YEAR CHANGE

         MILWAUKEE, September 11, 2000 - Universal Foods Corporation (NYSE: UFC) today announced that it is moving the date of its fiscal year end from September 30 to December 31. The first annual period to be reported on the new fiscal year end will be the twelve months ended December 31, 2000.

         "The reporting of our financial results will compare more directly with other business-to-business companies that serve the same customer base," said Kenneth P. Manning, Chairman and CEO. "The fiscal year change is just one more step we are taking as we transition into a new company. Later this year we will introduce a new name for the company. The new corporate name will better reflect the true nature of our business, communicating that our focus now includes select high-growth, non-food markets, including cosmetics and specialty inks," Manning said.

         Universal Foods Corporation is a global manufacturer of high-performance colors and flavors. The Company is one of the leading producers of ink-jet inks and products that give distinction to food, beverages, cosmetics and pharmaceuticals.

         THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS THAT REFLECT MANAGEMENT'S CURRENT ASSUMPTIONS AND ESTIMATES OF FUTURE ECONOMIC CIRCUMSTANCES, INDUSTRY CONDITIONS, COMPANY PERFORMANCE AND FINANCIAL RESULTS. THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 PROVIDES A SAFE HARBOR FOR SUCH FORWARD-LOOKING STATEMENTS. A VARIETY OF FACTORS, INCLUDING GENERAL ECONOMIC CONDITIONS AFFECTING THE COMPANY'S WORLDWIDE BUSINESS, COULD CAUSE THE COMPANY'S ACTUAL RESULTS AND EXPERIENCE TO DIFFER MATERIALLY FROM THE ANTICIPATED RESULTS.

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